2018 Director Election Report

November 8, 2018

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. Kevin Cummings, Mr. Christopher Martin, Mr. Richard S. Mroz and Mr. David J. Nasca have been re-elected, and Mr. David R. Huber has been elected, to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2019. Details follow below.

1.
Mr. Cummings, Chairman and CEO, Investors Bank, Short Hills, NJ, was re-elected by the FHLBNY’s eligible New Jersey members on November 5, 2018 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a four year term of office commencing on January 1, 2019. Mr. Cummings currently serves on the FHLBNY’s Board; his term expires on December 31, 2018.

In addition, Mr. Martin, Chairman, President and CEO, Provident Bank, Iselin, NJ, was also re-elected by the FHLBNY’s eligible New Jersey members on November 5, 2018 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a four year term of office commencing on January 1, 2019. Mr. Martin currently serves on the FHLBNY’s Board; his term expires on December 31, 2018.

A total of 111 FHLBNY members in New Jersey were eligible to vote in this election. Of this number, 68 members voted, representing 61.26% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New Jersey Member Directorships was 2,804,057. Mr. Cummings received 1,915,726 votes and Mr. Martin received 1,850,708 votes.

In addition to Messrs. Cummings and Martin, Mr. Ernest D. Huggard, CEO and President of South Jersey Federal Credit Union, Deptford, NJ, was on the ballot; he received 133,342 votes.

2.
Mr. Nasca, President and CEO, Evans Bank, National Association, Hamburg, NY, was re-elected by the FHLBNY’s eligible New York members on November 5, 2018 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2019. Mr. Nasca currently serves on the FHLBNY’s Board; his term expires on December 31, 2018.

A total of 212 FHLBNY members in New York were eligible to vote in this election. Of this number, 110 members voted, representing 51.89% of total eligible voting participants. The total number of eligible votes that could be cast for the open New York Member Directorship was 10,535,266. Mr. Nasca received 3,311,771 votes.

In addition to Mr. Nasca, these candidates were on the ballot: Mr. Michael J. Ciriello, President and CEO of Hudson Heritage Federal Credit Union, Middletown, NY, who received 650,478 votes; and Mr. John M. Tolomer, President and CEO of The Westchester Bank, White Plains, NY, who received 1,248,885 votes.

3.
Eligible members throughout the FHLBNY’s membership district (New York, New Jersey, Puerto Rico and the U.S. Virgin Islands) on November 5, 2018 elected Mr. Huber, Senior Vice President and CFO of Horizon Blue Cross Blue Shield of New Jersey, Newark, NJ, and re-elected Mr. Mroz, Managing Director of Resolute Strategies, LLC, Haddonfield, NJ, to serve on the FHLBNY’s Board for four year terms of office that commence on January 1, 2019. Mr. Mroz currently serves on the FHLBNY’s Board; his term expires on December 31, 2018.

A total of 330 FHLBNY members were eligible to vote in this election. Of this number, 182 members voted, representing 55.15% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 13,783,650. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

●
Mr. Huber received 6,765,476 votes, representing 49.08% of the total number of eligible votes.

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Mr. Mroz received 6,513,479 votes, representing 47.26% of the total number of eligible votes.

Biographical information provided by each of the five Directors elected in 2018 to serve on the Board commencing on January 1, 2019 is attached for your information.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2019

Mr. Kevin Cummings was appointed Chairman of the Board of Directors and Chief Executive Officer of Investors Bancorp and FHLBNY member Investors Bank effective May 22, 2018. He previously served as President and Chief Executive Officer of these companies since January 1, 2008 and was appointed to serve on the boards of these companies on the same date. Prior to 2008, he served as Executive Vice President and Chief Operating Officer of Investors Bank since July 2003. Prior to joining Investors Bank, Mr. Cummings had a 26-year career with the independent accounting firm of KPMG LLP, where he had been partner for 14 years. Immediately prior to joining Investors Bank, he was an audit partner in KPMG’s Financial Services practice in their New York City office and lead partner on a major commercial banking client. Mr. Cummings also worked in the New Jersey community bank practice for over 20 years. Mr. Cummings has a Bachelor’s degree in Economics from Middlebury College and a Master’s degree in Business Administration from Rutgers University. Mr. Cummings has served as a Commissioner on the Summit Board of Recreation. He is a Trustee of The Scholarship Fund for Inner-City Children, a Trustee of the Liberty Science Center, and the former Chairman of the Board of the New Jersey Bankers Association. He is also a board member of the Independent College Fund of New Jersey and The Community Foundation of New Jersey. He also serves as a member of the Development Leadership Council of Morris Habitat for Humanity. Mr. Cummings is a certified public accountant. He has served on the Board of Directors of the FHLBNY as a Member Director representing New Jersey members since 2014.

Mr. David R. Huber currently serves as Senior Vice President and Chief Financial Officer of Horizon Blue Cross Blue Shield of New Jersey (Horizon), which is New Jersey’s largest health insurer. He has been with Horizon since 2002 and served as Vice President of Finance before being promoted to CFO in 2012. Mr. Huber is retiring from Horizon at the end of this year. Mr. Huber was formerly a Partner with the independent public accounting firm of Arthur Andersen LLP. Immediately prior to joining Horizon, he was an audit partner in Arthur Andersen’s Financial Services practice in Metro New York, where he lead the insurance industry practice and served clients in the insurance and banking industries. Mr. Huber has a Bachelor’s degree in Accounting from Lehigh University and is a CPA. Mr. Huber serves as Co-Chair of the Board of Trustees of the New Jersey Symphony Orchestra. He served on the board of the New Jersey Economic Development Authority and was Chair of the Loan Committee and the Audit Committee. Mr. Huber’s auditing and accounting and financial management experience support his qualifications to serve on the Board as an Independent Director.

Mr. Christopher Martin is chairman, president and chief executive officer of Provident Financial Services, Inc. and FHLBNY member Provident Bank, New Jersey’s oldest state-chartered bank. He has been in the banking industry for over 35 years. Mr. Martin previously served as president and chief executive officer of First Sentinel Bancorp, Inc., which was acquired by Provident Financial Services, Inc. in July 2004. Beginning with First Sentinel in 1984 as controller, Mr. Martin advanced and was appointed president of First Sentinel Bancorp and its subsidiary, First Savings Bank, in 2003. Prior to his banking career, Mr. Martin worked for Johnson & Johnson in inventory control and as a financial analyst. Mr. Martin serves on the board of directors of the New Jersey Bankers Association. In addition, he serves on the Federal Reserve Community Depository Institutions Advisory Council and the ICBA’s Large Community Bank Council. He also dedicates much of his spare time helping to improve the community. Mr. Martin is a vice president of The 200 Club of Middlesex County, which provides financial assistance and scholarships to families of law enforcement, fire and public safety officials. He serves on the board of trustees and the executive committee of Elon University, and is a past president of the alumni board. Mr. Martin volunteers at local food pantries and Habitat for Humanity build sites. He also spends time teaching financial literacy to high school students at inner city schools. Mr. Martin is president of The Provident Bank Foundation, which, since its founding in 2003, has provided more than $23 million in grants for programs focusing on community enrichment, education, and health, youth and families in New Jersey and Pennsylvania. Mr. Martin has been honored for his philanthropic endeavors as a recipient of the New Jersey State Governor’s Jefferson Awards for Public Service, has been honored by the National MS Society, the American Jewish Committee, The Scholarship Fund for Inner-City Children, Habitat for Humanity, Boys and Girls Club of America, Project Live and Felician College. Mr. Martin received a bachelor’s degree in accounting and business from Elon University and holds a MBA from Monmouth University. He has served on the Board of Directors of the FHLBNY as a Member Director representing New Jersey members since 2015.

Mr. Richard S. Mroz has a long career in law, government, and public service. His experiences are as a regulator, lawyer, lobbyist and consultant. He is Managing Director (and Founding Member) of Resolute Strategies, LLC, a regulatory and public affairs consulting business based in New Jersey. He provides strategic advice to clients on issues including energy markets and energy technologies, cybersecurity, water & wastewater policy, and infrastructure development and financing. He continues to provide public service having been appointed in July 2018, by Energy Secretary Rick Perry as a member of the U.S. Department of Energy Electric Advisory Committee, which provides advice to the Department regarding modernizing the nation's electricity delivery infrastructure. He is the immediate past President of the New Jersey Board of Public Utilities (NJBPU), serving as chairman and chief administrative officer of the agency and functioning as the chief energy officer for New Jersey. He was President of the NJBPU from October 2014 until January 2018, and remained as a Commissioner until April 2018. Prior to becoming President of the NJBPU, he worked in private practice as a lawyer and lobbyist as Managing Director of Archer Public Affairs LLC in Trenton, New Jersey and as Of Counsel to Archer & Greiner P.C., in Haddonfield, New Jersey. Previous New Jersey-related government service included serving as the full time Solicitor for Camden County, New Jersey and as a Commissioner of the Delaware River & Bay Authority;he also served as Chief Counsel to Governor Christine Todd Whitman after serving in various capacities in her Administration. He is a graduate of the University of Delaware, and holds a J.D. from the Villanova School of Law. He has served as an Independent Director on the Board of Directors of the Federal Home Loan Bank of New York since 2002. Mr. Mroz’s legal and regulatory experience support his qualifications to serve on the Board as an Independent Director.

FEDERAL HOME LOAN BANK OF NEW YORK	2

Mr. David J. Nasca is President and Chief Executive Officer of Evans Bancorp, Inc. and FHLBNY member Evans Bank, N.A., a nationally chartered bank and wholly-owned subsidiary of Evans Bancorp. He joined the management team as President in December 2006, and CEO in April 2007, bringing over 30 years of experience in the Western New York banking and financial services industry. Prior to joining Evans, Mr. Nasca spent 11 years at First Niagara Financial Group serving as Executive Vice President of Strategic Initiatives, where he was integrally involved in the development of strategic plans for the organization, implementation of First Niagara’s merger and acquisition efforts and management of its enterprise-wide risk management program. While at First Niagara, Mr. Nasca also served as President and CEO of its subsidiary, Cayuga Bank, shortly after it was acquired by First Niagara, as well as Regional President in Central New York. Previous to that role, he served as First Niagara’s Senior Vice President and Treasurer. Mr. Nasca has interacted with the Federal Home Loan Bank of New York for over 30 years in his various roles pertaining to treasury management. He earned his MBA in Finance from the State University of New York at Buffalo and a BS in Management/Marketing from Canisius College. Mr. Nasca is a member of the Independent Bankers Association of New York State, having previously served as a member of the Board of Directors and President (2012 - 2013), and is a member of the New York Bankers Association, serving as Chair (2011 - 2012) and Vice-Chair (2010 - 2011) of the New York Bankers Association Service Corporation. Mr. Nasca was a member of the Board of Directors of the New York Business Development Corporation from 2012 to January 2015. Mr. Nasca has extensive community involvement as a board member of the Buffalo Niagara Partnership; Lifetime Healthcare Companies; Univera Healthcare Advisory Board; and Buffalo Urban Development Corporation, also serving as a member of its Finance and Audit Committee. He served as a member of the Catholic Charities Board of Trustees for 10 years, also serving as Treasurer, and was Chair of the Catholic Charities Annual Diocesan Appeal in 2011 and Corporate Campaign Chair from 2008 to 2010. Additionally, Mr. Nasca is a member of the Board of Trustees of Canisius College and the Richard J. Wehle School of Business Advisory Board. He has served as a Member Director on the Board of Directors of the FHLBNY representing New York member since 2015.

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